     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1997


                                                      REGISTRATION NO. 333-25461
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                                GLOBALSTAR, L.P.

                         GLOBALSTAR CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          4812                         13-3759824
            DELAWARE                          4812                         13-3876323
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)

                            ------------------------

                       3200 ZANKER ROAD, P.O. BOX 640670
                           SAN JOSE, CALIFORNIA 95164
                                 (408) 473-5550
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              ERIC J. ZAHLER, ESQ.
                                600 THIRD AVENUE
                               NEW YORK, NY 10016
                                 (212) 697-1105
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:
                              BRUCE R. KRAUS, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 821-8000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGULATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Globalstar Capital, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of Globalstar Capital. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and by-laws of Globalstar Capital provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers Globalstar to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Globalstar has agreed to indemnify its partners, the partners in LQSS and LQP, their respective affiliates and all of their respective officers, directors, partners, controlling shareholders, employees, and agents (each an "Indemnitee") from and against any and all losses and liabilities arising out of or incidental to the business of Globalstar so long as such Indemnitee's conduct did not constitute actual fraud, gross negligence, knowing breach of specific provisions of the Globalstar partnership agreement or willful or wanton misconduct. The Globalstar partnership agreement further provides that LQSS, GTL, the partners in LQSS and LQP, their respective affiliates and all of their respective officers, directors, partners, controlling shareholders, employees and agents (each a "General Partner Person") will not be liable to Globalstar or the limited partners for any losses sustained or liabilities incurred as a result of any act or omission of a General Partner Person, if such person or entity acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of Globalstar and the conduct did not constitute gross negligence or non-performance. LQSS and GTL, as applicable, will indemnify the limited partners for losses and liabilities resulting from conduct of their respective General Partner Person that is found to have constituted bad faith, gross negligence or non-performance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
 3.1     Amended and Restated Agreement of Limited Partnership of Globalstar, dated as of
         March 6, 1996, among Loral/Qualcomm Satellite Services, L.P., Globalstar
         Telecommunications Limited, AirTouch Satellite Services, San Giorgio S.p.A.,
         Hyundai/Dacom, Loral/DASA Globalstar, L.P., Loral Globalstar, L.P., TE.S.A.M. and
         Vodastar Limited.***
 3.2     Certificate of Incorporation of Globalstar Capital.****
 3.3     By-laws of Globalstar Capital.****
 4.1     Indenture dated as of February 15, 1997 relating to Globalstar's and Globalstar
         Capital's 11 3/8% Senior Notes due 2004.***
 4.2     Indenture dated as of June 1, 1997 relating to Globalstar's and Globalstar Capital's
         11 1/4% Senior Notes due 2004.****
 5.1     Opinion of Willkie Farr & Gallagher.****
 8.1     Opinion of Willkie Farr & Gallagher (included with Exhibit 5.1).****
10.1     Subscription Agreements by and between Globalstar, and each of AirTouch
         Communications, Alcatel Spacecom, Loral General Partner, Inc., Hyundai/Dacom and
         Vodastar Limited.*

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------------------
10.2     Subscription Agreement by and between Globalstar and Loral/Qualcomm Satellite
         Services, L.P.*
10.3     Satellite Procurement Letter Agreement by and among Globalstar, Hyundai Electronics
         Industries Co., Ltd. and Space Systems/Loral, Inc.*
10.4     Contract for OmniTRACS Like Services Agreement between Globalstar and Qualcomm
         Incorporated.*
10.5     Support Agreement by and among Qualcomm Incorporated, Globalstar and Loral/Qualcomm
         Satellite Services, Inc.*
10.6     Qualcomm Licensee Letter Agreement by and among Globalstar, Hyundai Electronics
         Industries Co., Ltd. and Qualcomm Incorporated.*
10.7     Contract between Globalstar and Space Systems/Loral, Inc.*
10.8     Contract for the Development of Certain Portions of the Ground Operations Control
         Center between Globalstar and Loral Western Development Laboratories.*
10.9     Contract for the Development of Satellite Orbital Operations Centers between
         Globalstar and Loral Aerosys, a division of Loral Aerospace Corporation.*
10.10    Revolving Credit Agreement dated as of December 15, 1995, as amended on March 25,
         1996, among Globalstar, certain banks parties thereto and Chemical Bank, as
         Administrative Agent.***
10.11    Warrant Agreement dated as of February 19, 1997 relating to Warrants to purchase
         1,032,250 shares of Common Stock.***
10.12    Registration Rights Agreement dated February 19, 1997 relating to Globalstar's and
         Globalstar Capital's 11 3/8% Senior Notes due 2004.***
10.13    Registration Rights Agreement dated June 13, 1997 relating to Globalstar's and
         Globalstar Capital's 11 1/4% Senior Notes due 2004.****
12       Statement Regarding Computation of Ratios.****
21       Subsidiaries of the Registrants.****
23.1     Consent of Deloitte & Touche LLP.+
23.2     Consents of Willkie Farr & Gallagher (included in their opinion filed as Exhibit
         5.1).****
24       Powers of Attorney (included in the Signature Pages).****
25       Statement on Form T-1 of Eligibility of Trustee.****
99.1     Form of Letter of Transmittal relating to the 11 3/8% Notes.****
99.2     Form of Letter of Transmittal relating to the 11 1/4% Notes.****
99.3     Form of Notice of Guaranteed Delivery.****
99.4     Form of Letter to Clients.****
99.5     Form of Letter to Nominees.****


---------------
     * Incorporated by reference to GTL's Registration Statement on Form S-1 (No. 33-86808).

   ** Incorporated by reference to GTL's Registration Statement on Form S-3 (No.
      333-6477).

  *** Incorporated by reference to the Form 10-K of GTL for fiscal 1996.

 **** Previously filed.

     + Filed herewith.

      (b) Financial Statement Schedules:

     All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     The Registrants will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions, described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 15, 1997.


                                          GLOBALSTAR, L.P.

                                          By: Loral/QUALCOMM Satellite Services,
                                              L.P., its General Partner

                                          By: Loral/QUALCOMM Partnership, L.P.,
                                              its General Partner

                                          By: Loral General Partner, Inc., its
                                              General Partner

                                          By:                  *

                                            ------------------------------------
                                            Michael B. Targoff
                                            President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                   NAME                                     TITLE                      DATE
------------------------------------------  ----------------------------------------------------

                    *                       Chairman of the Board                  July 15, 1997
------------------------------------------    (Principal Executive Officer)
           BERNARD L. SCHWARTZ
                    *                       President and Director                 July 15, 1997
------------------------------------------
            MICHAEL B. TARGOFF

                    *                       Vice President and Director            July 15, 1997
------------------------------------------
              ERIC J. ZAHLER

                    *                       Vice President and Chief               July 15, 1997
------------------------------------------    Financial Officer
           MICHAEL P. DEBLASIO                (Principal Financial Officer)

                    *                       Vice President and Controller          July 15, 1997
------------------------------------------    (Principal Accounting Officer)
              HARVEY B. REIN

         *By: /s/ ERIC J. ZAHLER
------------------------------------------
              ERIC J. ZAHLER
             ATTORNEY-IN-FACT

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 15, 1997.


                                          GLOBALSTAR CAPITAL CORPORATION

                                          By:                  *

                                            ------------------------------------
                                                     Michael B. Targoff
                                               President and Chief Operating
                                                           Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                   NAME                                     TITLE                      DATE
------------------------------------------  ----------------------------------------------------

                    *                       Chairman of the Board and Chief        July 15, 1997
------------------------------------------    Executive Officer (Principal
           BERNARD L. SCHWARTZ                Executive Officer)
                    *                       President, Chief Operating Officer and  July 15, 1997
------------------------------------------    Director
            MICHAEL B. TARGOFF

                    *                       Senior Vice President, Chief Financial  July 15, 1997
------------------------------------------    Officer and Director (Principal
           MICHAEL P. DEBLASIO                Financial Officer)

                    *                       Vice President and Controller          July 15, 1997
------------------------------------------    (Principal Accounting Officer)
              HARVEY B. REIN

         *By: /s/ ERIC J. ZAHLER
------------------------------------------
              ERIC J. ZAHLER
             ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------
 3.1     Amended and Restated Agreement of Limited Partnership of Globalstar,
         dated as of March 6, 1996, among Loral/Qualcomm Satellite Services,
         L.P., Globalstar Telecommunications Limited, AirTouch Satellite
         Services, San Giorgio S.p.A., Hyundai/Dacom, Loral/DASA Globalstar,
         L.P., Loral Globalstar, L.P., TE.S.A.M. and Vodastar Limited.***........
 3.2     Certificate of Incorporation of Globalstar Capital.****.................
 3.3     By-laws of Globalstar Capital.****......................................
 4.1     Indenture dated as of February 15, 1997 relating to Globalstar's and
         Globalstar Capital's 11 3/8% Senior Notes due 2004.***..................
 4.2     Indenture dated as of June 1, 1997 relating to Globalstar's and
         Globalstar Capital's 11 1/4% Senior Notes due 2004.****.................
 5.1     Opinion of Willkie Farr & Gallagher.****................................
 8.1     Opinion of Willkie Farr & Gallagher (included with Exhibit 5.1).****....
10.1     Subscription Agreements by and between Globalstar, and each of AirTouch
         Communications, Alcatel Spacecom, Loral General Partner, Inc.,
         Hyundai/Dacom and Vodastar Limited.*....................................
10.2     Subscription Agreement by and between Globalstar and Loral/Qualcomm
         Satellite Services, L.P.*...............................................
10.3     Satellite Procurement Letter Agreement by and among Globalstar, Hyundai
         Electronics Industries Co., Ltd. and Space Systems/Loral, Inc.*.........
10.4     Contract for OmniTRACS Like Services Agreement between Globalstar and
         Qualcomm Incorporated.*.................................................
10.5     Support Agreement by and among Qualcomm Incorporated, Globalstar and
         Loral/Qualcomm Satellite Services, Inc.*................................
10.6     Qualcomm Licensee Letter Agreement by and among Globalstar, Hyundai
         Electronics Industries Co., Ltd. and Qualcomm Incorporated.*............
10.7     Contract between Globalstar and Space Systems/Loral, Inc.*..............
10.8     Contract for the Development of Certain Portions of the Ground
         Operations Control Center between Globalstar and Loral Western
         Development Laboratories.*..............................................
10.9     Contract for the Development of Satellite Orbital Operations Centers
         between Globalstar and Loral Aerosys, a division of Loral Aerospace
         Corporation.*...........................................................
10.10    Revolving Credit Agreement dated as of December 15, 1995, as amended on
         March 25, 1996, among Globalstar, certain banks parties thereto and
         Chemical Bank, as Administrative Agent.***..............................
10.11    Warrant Agreement dated as of February 19, 1997 relating to Warrants to purchase 1,032,250 shares of Common Stock.***...........................
10.12    Registration Rights Agreement dated February 19, 1997 relating to
         Globalstar's and Globalstar Capital's 11 3/8% Senior Notes due
         2004.***................................................................
10.13    Registration Rights Agreement dated June 13, 1997 relating to
         Globalstar's and Globalstar Capital's 11 1/4% Senior Notes due
         2004.****...............................................................
12       Statement Regarding Computation of Ratios.****..........................
21       Subsidiaries of the Registrants.****....................................

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
------   ------------------------------------------------------------------------
23.1     Consent of Deloitte & Touche LLP.+......................................
23.2     Consents of Willkie Farr & Gallagher (included in their opinion filed as
         Exhibit 5.1).****.......................................................
24       Powers of Attorney (included in the Signature Pages).****...............
25       Statement on Form T-1 of Eligibility of Trustee.****....................
99.1     Form of Letter of Transmittal relating to the 11 3/8% Notes.****........
99.2     Form of Letter of Transmittal relating to the 11 1/4% Notes.****
99.3     Form of Notice of Guaranteed Delivery.****..............................
99.4     Form of Letter to Clients.****..........................................
99.5     Form of Letter to Nominees.****.........................................


---------------
     * Incorporated by reference to GTL's Registration Statement on Form S-1 (No. 33-86808).

   ** Incorporated by reference to GTL's Registration Statement on Form S-3 (No.
      333-6477).

  *** Incorporated by reference to the Form 10-K of GTL for fiscal 1996.

 **** Previously filed.

     + Filed herewith.